EXHIBIT 22
     SUBSIDIARIES OF THE REGISTRANT

(1)   Spectrum Control, Inc.
      100% - Owned Subsidiary
      Incorporated in the State of Delaware
      Investment Company


(2)   Spectrum Engineering International, Inc.
      100% - Owned Subsidiary
      Incorporated in the State of Delaware
      Interest Charge Domestic
      International Sales Corporation


(3)   Spectrum Control Technology, Inc.
      100% - Owned Subsidiary
      Incorporated in the State of Delaware
      Operating Company


(4)   Spectrum Polytronics, Inc.
      96% - Owned Subsidiary Incorporated in
      the Commonwealth of Pennsylvania
      Former Operating Company


(5)   Spectrum Control GmbH
      100% - Owned Subsidiary Incorporated in Germany
      Operating Company
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